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                                                               Exhibit 23.1(a)



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-99070) pertaining to the Chicago Miniature Lamp, Inc. 1995 Incentive and Non-Statutory Stock Option Plan of our report dated February 11, 2000, with respect to the consolidated financial statements and schedule of SLI, Inc. included in the Annual Report (Form 10-K) for the year ended
January 2, 2000.



Ernst & Young LLP

/s/ Ernst & Young LLP

Chicago, Illinois
March 15, 2000